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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On February 15, 2005, Chordiant Software, Inc. ("Chordiant" or the "Company") received a letter from The Nasdaq Stock Market, Listing Qualifications Department, advising the Company that, as a result of the Company's failure to file its quarterly report on Form 10-Q for the period ended December 31, 2004 (the "Quarterly Report") with the Securities and Exchange Commission by the due date of February 14, 2005, the Company was out of compliance with Marketplace Rule 4310(c)(14) and that as a result of such filing delinquency, a fifth character "E" would be appended to its trading symbol commencing at the opening of trading on February 17, 2005. Nasdaq further advised the Company that its securities will be delisted from The Nasdaq Stock Market at the opening of business on February 24, 2005, unless the Company requests a hearing in accordance with the Marketplace Rules. The Company intends to request a hearing. As previously announced, on December 29, 2004, Chordiant's Board of Directors approved a change in the Company's fiscal year end from December 31 to September 30, and that the Company intended to file a transition report on SEC Form 10-K for the transition period, January 1, 2004 to September 30, 2004, at the same time it filed the Quarterly Report. The Company, however, has not completed the year-end audit or the review of its first quarter financial results. The Company is working diligently to complete the year-end audit and the review of its first quarter results and file its Quarterly Report and transition report on Form 10-K as soon as practicable.

(b) On February 14, 2005, Chordiant notified Nasdaq that it would not file its Quarterly Report on a timely basis and as a result, would be out of compliance with Marketplace Rule 4310(c)(14). As disclosed above, the Company is working diligently to complete the year-end audit and the review of its first quarter results and file its Quarterly Report and transition report on Form 10-K as soon as practicable.

 Item 7.01 Regulation FD Disclosure.

On February 15, 2005, Chordiant issued a press release announcing the delay in filing the Quarterly Report and transition report. The press release is attached as Exhibit 99.1.

On February 17, 2005, Chordiant issued a press release announcing that the Company had received the Nasdaq Staff Determination described above and expects to request a hearing before a Nasdaq Listing Qualification Panel to review the Staff Determination. The press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Exhibits

Exhibit 99.1 Press release dated February 15, 2005.*

Exhibit 99.2 Press release dated February 17, 2005.*

*  This exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.
Date: February 18, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer